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                                                                EXHIBIT 23.8

              [GILBERT LAUSTSEN JUNG ASSOCIATES LTD. LETTERHEAD]


               CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference of our reports entitled:

    - Chauvco Resources Ltd. (Tidal Properties), Reserve Determination and Economic Analysis, effective January 1, 1997, dated February 14, 1997.

    - Chauvco Resources (Gabon) S.A., Remboue Field, Reserve Determination and Economic Analysis, effective December 31, 1996, dated February 14, 1997.

    - Chauvco Resources (Gabon) S.A., Remboue Field, Reserve Determination and Economic Analysis, effective August 1, 1997, dated August 19, 1997.

    - Chauvco Resources (Argentina) S.A., Reserve Determination and
      Economic Analysis, effective December 31, 1996, dated January 21, 1997.

and to all references to our firm included in or made a part of this Registration Statement on Form S-3 of Pioneer Natural Resources Company.

                                        Yours very truly,

                                        GILBERT LAUSTSEN JUNG
                                        ASSOCIATES LTD.


                                  per:  /s/ WAYNE W. CHOW

                                        Wayne W. Chow, P. Eng.
                                        Vice-President

Calgary, Alberta
Dated: December 12, 1997